United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 3, 2017

Date of Report (Date of earliest event reported)

CM Seven Star Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	333-220510	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1003-1004, 10/F, ICBC Tower Three Garden Road, Central, Hong Kong	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: +852 6358 5597

N/A ___________________________

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 8.01 is incorporated into this Item by reference.

Item 8.01. Other Events.

As previously disclosed on a Current Report on Form 8-K dated October 30, 2017 (the “Current Report”), on October 30, 2017, the Company consummated its initial public offering (“IPO”) of 18,000,000 units (the “Units”). Each Unit consists of one ordinary share (the “Ordinary Shares”), one-half of a redeemable warrant, and one right to receive 1/10 of an Ordinary Share upon the consummation of an initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $180,000,000. The Company granted the underwriters a 45-day option to purchase up to 2,700,000 additional Units to cover over-allotments, if any.

As also previously disclosed in the Current Report, simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) of 475,000 units (the “Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $4,750,000.

Subsequently, the underwriters exercised the over-allotment option in part and, on November 3, 2017, the underwriters purchased 2,636,293 over-allotment option Units, which were sold at an offering price of $10.00 per Unit, generating gross proceeds of $26,362,930. On November 3, 2017, simultaneously with the sale of the over-allotment units, the Company consummated the private sale of an additional 52,726 Private Units, generating gross proceeds of $527,260. On November 3, 2017, the underwriters canceled the remainder of the over-allotment option. In connection with the cancellation of the remainder of the over-allotment option, the Company has canceled an aggregate of 15,927 ordinary shares issued to Shareholder Value Fund, the Company’s sponsor, prior to the IPO and Private Placement.

A total of $206,362,930 of the net proceeds from the sale of Units in the initial public offering (including the over-allotment option units) and the private placements on October 30, 2017 and November 3, 2017, were placed in a trust account established for the benefit of the Company’s public shareholders. Included with this report as Exhibit 99.1 is a pro-forma balance sheet reflecting the exercise of the over-allotment option.

The Private Units are identical to the Units sold in the IPO. However, the holder has agreed to certain restrictions on the Private Units, as described in the Registration Statement. Additionally, the holder has agreed not to transfer, assign or sell any of the Private Units or underlying securities (except in limited circumstances, as described in the Registration Statement) until the completion of the Company’s initial business combination. The holder was granted certain demand and piggyback registration rights in connection with the Private Units.

The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Pro-Forma Balance Sheet dated October 30, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2017

CM SEVEN STAR ACQUISITION CORPORATION

By: /s/ Bing Lin
Name: Bing Lin
Title: Chief Executive Officer